UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2006

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On June 30, 2006, Electronic Data Systems Corporation, a Delaware corporation ("EDS"), entered into a $1 billion Five Year Credit Agreement with a bank group including Citibank, N.A., as Agent for the lenders, and Bank of America, N.A., as Syndication Agent (the "Credit Agreement"). The Credit Agreement replaces EDS' $550 million Three-and-One-Half Year Multi Currency Revolving Credit Agreement entered into in September 2004 and $450 million Three-Year Multi-Currency Revolving Credit Agreement entered into in September 2003.

The Credit Agreement may be used for general corporate borrowing purposes and the issuance of letters of credit, with a $500 million sub-limit for letters of credit. The Credit Agreement contains certain financial and other restrictive covenants, EDS' non-compliance with which would allow any amounts outstanding thereunder to be accelerated and would prohibit EDS from borrowing thereunder. The financial covenants include a requirement that EDS maintain a leverage ratio not in excess of 3-to-1 and an interest coverage ratio not less than 3-to-1.

At June 30, 2006, there were no drawn amounts outstanding under the Credit Agreement or the facilities replaced by the Credit Agreement. EDS anticipates utilizing the Credit Agreement principally for the issuance of letters of credit, including the replacement of letters of credit issued under the replaced facilities (which letters of credit aggregated approximately $140 million at June 30, 2006).  The issuance of letters of credit under the Credit Agreement utilize availability under the Credit Agreement, as was the case with the replaced facilities.

The foregoing description of the Credit Agreement does not purport to be complete. For an understanding of the terms and provisions of the Credit Agreement, reference should be made to the copy of that agreement attached as Exhibit 10.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1

Five Year Credit Agreement dated June 30, 2006, among Electronic Data Systems Corporation and EDS Information Services L.L.C, as Borrowers, certain subsidiaries of EDS, as guarantors, the banks, financial institutions and other institutional lenders and issuers of letters of credit named therein, Citibank, N.A., as Agent for the lenders, and Bank of America, N.A., as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

June 30, 2006                                                                                                            By:    /S/ RONALD P. VARGO

                                                                                                                                             Ronald P. Vargo, Co-Chief Financial Officer,

                                                                                                                                             Vice President and Treasurer

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